Exhibit (e)(xxxii) under Form N-1A
                                             Exhibit 1 under Item 601/Reg. S-K


                               EXHIBIT 1 to the
                    Agreement for Administrative Services

CONTRACT
DATE                 Vision Group of Funds


------------------------------------------------------------------------------

November 1, 2000      Vision Money Market Fund
November 1, 2000      Vision Treasury Money Market Fund
November 1,2000       Vision New York Tax-Free Money Market Fund
November 1, 2000      Vision Large Cap Core Fund
November 1, 2000      Vision Small Cap Stock Fund
November 1, 2000      Vision Intermediate Term Bond Fund
November 1, 2000      Vision International Equity Fund
November 1, 2000      Vision Limited Duration U.S. Government Fund
November 1, 2000      Vision Managed Allocation Fund - Conservative Growth
November 1, 2000      Vision Managed Allocation Fund - Aggressive Growth
November 1, 2000      Vision Managed Allocation Fund - Moderate Growth
November 1, 2000      Vision Pennsylvania Municipal Income Fund
November 1, 2000      Vision Institutional Prime Money Market Fund
November 1, 2000      Vision U.S. Government Securities Fund
November 1, 2000      Vision New York Municipal Income Fund
November 1, 2000      Vision Large Cap Value Fund
November 1, 2000      Vision Large Cap Growth Fund
November 1, 2000      Vision Mid Cap Stock Fund
March 1, 2002         Vision Large Cap Growth Fund II
March 1, 2002         Vision Large Cap Value Fund II
March 1, 2002         Vision Managed Allocation Fund - Moderate Growth II










Revised as of March 1, 2002



                                           Exhibit (e)(xxxiii) under Form N-1A
                                             Exhibit 1 under Item 601/Reg. S-K



                             A S S I G N M E N T



      THIS ASSIGNMENT is entered into as of May 23, 2001 by and between Manufacturers and Traders Trust Company, a New York state chartered bank and
trust company ("M&T Bank") and M&T Securities, Inc., a      New York
corporation ("M&T Securities").

      WHEREAS, M&T Bank has entered into an Agreement for Administrative Services with Vision Group of Funds, dated November 1, 2000;

      WHEREAS, M&T Bank desires to assign its right, duties, and responsibilities under those Agreements to M&T Securities; and

      WHEREAS, M&T Securities desires to accept the assignment of this Agreement from M&T Bank;

      KNOW ALL MEN BY THESE PRESENTS:

      In consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, M&T Bank does hereby assign all its rights, interests, and responsibilities under the Agreement for Administrative Services described above to M&T Securities, and M&T Securities does hereby accept such assignment, subject to the following terms and conditions:

      1. This Assignment shall be subject to the consent of the Board of Trustees of Vision Group of Funds

      IN WITNESS WHEREOF, the parties hereto have cause this Assignment to be executed by their authorized representatives as of the date first hereinabove set forth.



                                    MANUFACTURERS AND TRADERS TRUST COMPANY


                                    By:  /s/ Kenneth G. Thompson
                                       ------------------------------
                                    Name:  Kenneth G. Thompson
                                    Title:  Vice President


                                    M&T SECURITIES, INC.


                                    By:  /s/ Carl Jordan
                                       ------------------------------
                                    Name:  Carl Jordan
                                    Title:  President


                                    VISION GROUP OF FUNDS

                                    By:  /s/ Beth S. Broderick
                                       ------------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President

                                            Exhibit (e)(xxxiv) under Form N-1A
                                             Exhibit 1 under Item 601/Reg. S-K



                                 Amendment to
                    Agreement for Administrative Services
                                   between
                            Vision Group of Funds
                                     and
                             M&T Securities, Inc.

      This Amendment to the Agreement for Administrative Services
("Agreement") dated November 1, 2000, between Vision Group of Funds ("Fund") and M&T Securities, Inc. ("Service Provider") is made and entered into as of the 21st day of February, 2001.

      WHEREAS, the Fund has entered into the Agreement with the Service
Provider;

      WHEREAS, the Securities and Exchange Commission has adopted Regulation S-P at 17 CFR Part 248 to protect the privacy of individuals who obtain a financial product or service for personal, family or household use;

      WHEREAS, Regulation S-P permits financial institutions, such as the Fund, to disclose "nonpublic personal information" ("NPI") of its "customers" and "consumers" (as those terms are therein defined in Regulation S-P) to affiliated and nonaffiliated third parties of the Fund, without giving such customers and consumers the ability to opt out of such disclosure, for the limited purposes of processing and servicing transactions (17 CFR ss. 248.14) ("Section 248.14 NPI"); for specified law enforcement and miscellaneous purposes (17 CFR ss. 248.15) ("Section 248.15 NPI") ; and to service providers or in connection with joint marketing arrangements (17 CFR ss. 248.13) ("Section 248.13 NPI");

      WHEREAS, Regulation S-P provides that the right of a customer and consumer to opt out of having his or her NPI disclosed pursuant to 17 CFR ss.
248.7 and 17 CFR ss. 248.10 does not apply when the NPI is disclosed to service providers or in connection with joint marketing arrangements, provided the Fund and third party enter into a contractual agreement that prohibits the third party from disclosing or using the information other than to carry out the purposes for which the Fund disclosed the information (17 CFR ss. 248.13);

      NOW, THEREFORE, the parties intending to be legally bound agree as follows:

G. The Fund and the Service Provider hereby acknowledge that the Fund may disclose shareholder NPI to the Service Provider as agent of the Fund and solely in furtherance of fulfilling the Service Provider's contractual obligations under the Agreement in the ordinary course of business to support the Fund and its shareholders.

H. The Service Provider hereby agrees to be bound to use and redisclose such NPI only for the limited purpose of fulfilling its duties and obligations under the Agreement, for law enforcement and miscellaneous purposes as permitted in 17 CFR ss.ss. 248.15, or in connection with joint marketing arrangements that the Funds may establish with the Service Provider in accordance with the limited exception set forth in 17 CFR ss. 248.13.

I. The Service Provider further represents and warrants that, in accordance with 17 CFR ss. 248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to:
o insure the security and confidentiality of records and NPI of Fund customers,
o protect against any anticipated threats or hazards to the security or integrity of Fund customer records and NPI, and
o protect against unauthorized access to or use of such Fund customer records or NPI that could result in substantial harm or inconvenience to any Fund customer.

   4. The Service Provider may redisclose Section 248.13 NPI only to: (a) the Funds and affiliated persons of the Funds ("Fund Affiliates"); (b) affiliated persons of the Service Provider ("Service Provider Affiliates") (which in turn may disclose or use the information only to the extent permitted under the original receipt); (c) a third party not affiliated with the Service Provider of the Funds ("Nonaffiliated Third Party") under the service and processing (ss.248.14) or miscellaneous (ss.248.15) exceptions, but only in the ordinary course of business to carry out the activity covered by the exception under which the Service Provider received the information in the first instance; and (d) a Nonaffiliated Third Party under the service provider and joint marketing exception (ss.248.13), provided the Service Provider enters into a written contract with the Nonaffiliated Third Party that prohibits the Nonaffiliated Third Party from disclosing or using the information other than to carry out the purposes for which the Funds disclosed the information in the first instance.


   5.   The Service Provider may redisclose Section 248.14 NPI and Section
      248.15 NPI to: (a) the Funds and Fund Affiliates; (b) Service Provider Affiliates (which in turn may disclose the information to the same extent permitted under the original receipt); and (c) a Nonaffiliated Third Party to whom the Funds might lawfully have disclosed NPI directly.

   6. The Service Provider is obligated to maintain beyond the termination date of the Agreement the confidentiality of any NPI it receives from the Fund in connection with the Agreement or any joint marketing arrangement, and hereby agrees that this Amendment shall survive such termination.



WITNESS the due execution hereof this 21st day of February, 2001.

                          Vision Group of Funds

                          By:/s/ Beth S. Broderick
                             -------------------------------------
                          Name:  Beth S. Broderick
                          Title:  Vice President


                          M&T Securities, Inc.


                          By:/s/ Kenneth G. Thompson
                             -------------------------------------
                          Name:   Kenneth G. Thompson
                          Title:    Vice President